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                                   EXHIBIT 23



Steck-Vaughn Publishing Corporation
     Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-76402, No. 33-97354 and No. 333-22235 filed
February 24, 1997) of Steck-Vaughn Publishing Corporation of our report dated January 31, 1997, appearing on page F-1 of this Form 10-K.






Price Waterhouse LLP
Austin, Texas
March 28, 1997